Exhibit 99.01


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549


                                      FORM 11-K


                FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
                  AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                [X]ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                      For the fiscal year ended October 31, 1993

                [  ]
                 TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                 For the transition period from ________ to ________

                            Commission file number 1-3551



                   EQUITABLE RESOURCES, INC. EMPLOYEE SAVINGS PLAN

                   (Full title of the Plan and address of the Plan,
                  if different from that of the issuer named below)





                              EQUITABLE RESOURCES, INC.

                             420 Boulevard of the Allies,
                           Pittsburgh, Pennsylvania  15219


                (Name of issuer of the securities held pursuant to the
                 plan and the address of principal executive office)






























                                      SIGNATURE








               Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Administrative Committee of the Plan have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.









                                              EQUITABLE RESOURCES, INC.
                                                EMPLOYEE SAVINGS PLAN
                                                    (Name of Plan)




                                       By        s/ Joseph L. Giebel
                                                    Joseph L. Giebel
                                               Member of Administrative
                                                      Committee








          March 4, 1994



                            REPORT OF INDEPENDENT AUDITORS



          Administrative Committee
          Equitable Resources, Inc.  Employee Savings Plan


               We have audited the accompanying statements of plan equity of the Equitable Resources, Inc. Employee Savings Plan (the Plan) as of October 31, 1993 and 1992, and the related statements of income and changes in plan equity for the years then ended.
          These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the financial statements referred to above present fairly, in all material respects, the plan equity of the Equitable Resources, Inc. Employee Savings Plan as of October 31, 1993 and 1992, and the income and changes in plan equity for the years then ended in conformity with generally accepted accounting principles.

               Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of October 31, 1993, and transactions or series of transactions in excess of 5% of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.




                                                   s/ Ernst & Young
                                                      Ernst & Young



          Pittsburgh, Pennsylvania
          March 4, 1994






                                                          EQUITABLE RESOURCES, INC.
                                                            EMPLOYEE SAVINGS PLAN
                                                          STATEMENT OF PLAN EQUITY
                                                              OCTOBER 31, 1993


                       Fixed                 Employer     Aggressive   Common                    Life
                       Income    Balanced    Stock        Stock        Stock        Bond        Insurance   Clearing  Combined
                       Fund      Fund        Fund         Fund         Fund         Fund        Fund        Account    Funds


     Investments:
      Equitable
        Resources, Inc.
        Common Stock,
        at market      $         $           $4,923,135   $            $            $         $              $          $4,923,135
      Fixed Income
        Fund            3,840,103                                                                                        3,840,103
      Balanced Fund               4,839,462                                                                              4,839,462
      Aggressive Stock
        Fund                                               1,741,574                                                     1,741,574
      Common Stock Fund                                                 1,938,484                                        1,938,484
      Bond Fund                                                                      1,913,017                           1,913,017
      Short-term
        investments                                                                                     22   334,977
                                                                                                                           334,999
          Total
          ______
          investments   3,840,103 4,839,462   4,923,135    1,741,574    1,938,484    1,913,017          22   334,977
                                                                                                                        19,530,774
          ___________
     Receivables:
      Contributions        23,456     9,783       4,994        8,211       12,619        1,452                              60,515
      Participant
        loans             663,931                                                                                          663,931
      Interest                808        14         106            8           10            3                                 949
          Total
          receivables     688,195     9,797       5,100        8,219       12,629        1,455                             725,395
     Transfers due
     from (to) funds       68,751   (12,288)    107,979       69,207       72,963       22,137       6,228  (334,977)
          Total
          assets        4,597,049 4,836,971   5,036,214    1,819,000    2,024,076    1,936,609       6,250              20,256,169
     Payables:
      Participants        128,132   102,940      64,620        8,950        8,807       42,748                             356,197
      Others                   27                                                                    6,250                   6,277
          Total
          payables        128,159   102,940      64,620        8,950        8,807       42,748       6,250                 362,474
     Plan equity       $4,468,890$4,734,031  $4,971,594   $1,810,050   $2,015,269   $1,893,861      $       $          $19,893,695


     See accompanying notes.








                                                          EQUITABLE RESOURCES, INC.
                                                            EMPLOYEE SAVINGS PLAN
                                                          STATEMENT OF PLAN EQUITY
                                                              OCTOBER 31, 1992

                      Fixed                 Employer     Aggressive    Common                    Life
                      Income     Balanced   Stock        Stock         Stock        Bond         Insurance  Clearing   Combined
                      Fund       Fund       Fund         Fund          Fund         Fund         Fund       Account    Funds


     Investments:
      Equitable Resources,
        Inc. Common Stock,
        at market      $         $          $3,849,823   $             $            $             $         $           $3,849,823
      Fixed Income
        Fund           2,818,617                                                                                         2,818,617
      Balanced Fund               4,143,836                                                                              4,143,836
      Aggressive Stock
        Fund                                              1,158,765                                                      1,158,765
      Common Stock Fund                                                 1,163,764                                        1,163,764
      Bond Fund                                                                      1,381,015                           1,381,015
      Short-term
        investments                                                                                13,681     194,380      208,061

          Total
          ______
          investments  2,818,617  4,143,836  3,849,823    1,158,765     1,163,764    1,381,015     13,681    194,380    14,723,881
          ___________

     Receivables:
      Participant
        loans            518,042                                                                                           518,042
      Interest               488                    15            3            12           18         26                      562

          Total
          receivables    518,530                    15            3            12           18         26                  518,604

     Transfers due from
     (to) funds         (104,503)  (128,892)   253,381      (23,524)       82,147      117,174     (1,403)  (194,380)

          Total
          assets       3,232,644  4,014,944  4,103,219    1,135,244     1,245,923    1,498,207     12,304               15,242,485
     Payables:
      Participants        59,476     55,023    171,120        5,335        12,991                                          303,945
      Others                                                                                       12,304                   12,304

          Total
          payables        59,476
                                     55,023    171,120        5,335        12,991                  12,304                  316,249
     Plan equity      $3,173,168 $3,959,921 $3,932,099   $1,129,909    $1,232,932   $1,498,207    $         $          $14,926,236

     See accompanying notes.





                                                          EQUITABLE RESOURCES, INC.
                                                            EMPLOYEE SAVINGS PLAN
                                               STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                                                         YEAR ENDED OCTOBER 31, 1993





                                  Fixed                  Employer     Aggressive   Common                   Life
                                  Income    Balanced     Stock        Stock        Stock       Bond         Insurance  Combined
                                  Fund      Fund         Fund         Fund         Fund        Fund         Fund       Funds


     Additions to plan equity
     attributed to:
      Investment income:
        Interest and dividends    $    2,261    $1,680     $132,137         $872       $1,064        $480    $            $138,494
        Interest on participant
          loans                       52,557                                                                                52,557

          Total investment
          income                      54,818     1,680      132,137          872        1,064         480                  191,051

      Gain realized on sale or
        distribution of Equitable
        Resources, Inc. Common Stock                        130,345                                                        130,345
      Unrealized appreciation of
        investment in Equitable
        Resources, Inc. Common Stock                        732,815                                                        732,815
      Unrealized appreciation
        in value of investment       241,751   713,069                   376,015      412,637     181,411                1,924,883
      Contributions                  493,957   612,647      339,519      319,420      358,549     196,744     36,238     2,357,074
      Participant rollovers          200,102
                                                62,170       11,344       43,550       37,040      14,586                  368,792

          Total additions            990,628 1,389,566    1,346,160      739,857      809,290     393,221     36,238     5,704,960

     Deductions from plan
     equity atributed to:
      Withdrawals by
        participants                 239,795   127,477      179,058       13,035       14,068      42,779                  616,212
      Purchase of life
        insurance                                                                                             36,238        36,238
      Expenses                        10,798    36,341           11       11,624       12,387      13,890                   85,051

          Total deductions           250,593   163,818      179,069       24,659       26,455      56,669     36,238       737,501

     Transfers from
     (to) funds                      555,687  (451,638)    (127,596)     (35,057)        (498)     59,102

          Net increase
          in plan equity           1,295,722   774,110    1,039,495      680,141      782,337     395,654                4,967,459

     Plan equity:
      At beginning of year         3,173,168 3,959,921    3,932,099    1,129,909    1,232,932   1,498,207               14,926,236

      At end of year              $4,468,890$4,734,031   $4,971,594   $1,810,050   $2,015,269  $1,893,861     $        $19,893,695

     See accompanying notes.





                                                          EQUITABLE RESOURCES, INC.
                                                            EMPLOYEE SAVINGS PLAN
                                               STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                                                         YEAR ENDED OCTOBER 31, 1992


                                 Fixed                   Employer     Aggressive   Common                   Life
                                 Income     Balanced     Stock        Stock        Stock       Bond         Insurance  Combined
                                 Fund       Fund         Fund         Fund         Fund        Fund         Fund       Funds


     Additions to plan
     equity attributed to:
      Investment income:
        Interest and dividends       $3,172      $2,070     $125,959        $864       $1,034         $454       $317     $133,870
        Interest on
          participant loans           40,098                                                                                40,098
          Total investment income    43,270       2,070      125,959         864        1,034          454       317       173,968

      Gain realized on sale or
        distribution of Equitable
        Resources, Inc. Common Stock                         196,116                                                       196,116
      Unrealized appreciation of
        investment in Equitable
        Resources, Inc. Common Stock                         447,506                                                       447,506
      Unrealized appreciation
        (depreciation) in
        value of investment         314,175     160,179                 (115,614)     (56,034)      99,916                 402,622
      Contributions                 418,696     542,020      219,290     239,396      234,422      103,844    51,898     1,809,566
      Participant rollovers          25,314      25,904       12,632       4,680       14,532            3                  83,065

          Total additions           801,455     730,173    1,001,503     129,326      193,954      204,217    52,215     3,112,843

     Deductions from plan
     equity atributed to:
      Withdrawals by participants   734,199     305,879      481,616       7,638         5,329      50,850               1,585,511
      Purchase of life insurance                                                                              41,341        41,341
      Expenses                       13,693      33,005                    7,522        7,512        7,449                  69,181

          Total deductions          747,892     338,884      481,616      15,160       12,841       58,299    41,341     1,696,033

     Transfers from
     (to) funds                  (3,383,582)    552,539       98,379     601,597      790,443    1,352,289   (11,665)

          Net increase (decrease)
          in plan equity         (3,330,019)    943,828      618,266     715,763      971,556    1,498,207      (791)    1,416,810

     Plan equity:
      At beginning of year        6,503,187   3,016,093    3,313,833     414,146      261,376                    791    13,509,426

      At end of year             $3,173,168  $3,959,921   $3,932,099  $1,129,909   $1,232,932   $1,498,207    $        $14,926,236

     See accompanying notes.



          1.  Description of the Plan

              The following description of the Equitable Resources, Inc. Employee Savings Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

              General

              The Plan is a defined contribution profit sharing and savings plan, with a 401(k) salary reduction feature, implemented on September 1, 1985 by Equitable Resources, Inc. and certain subsidiaries (the Company or Companies).

              All regular, full-time, non-union employees of the Companies who complete a certain service requirement are eligible to participate. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

              Contributions

              The Companies make contributions to the Plan equal to the amount by which participants agree to reduce their salaries (Contract Contributions). These contributions are considered to be Company (as opposed to employee) contributions to the Plan. In addition, the Companies may, at their discretion, contribute an additional amount to the Plan (Discretionary Contributions). All contributions are allocated to individual participant accounts.

              The Company made a Discretionary Contribution to the Plan for the Plan year ended October 31, 1993. The amount of the contribution was $162,173 and was allocated based upon each participant's contribution during the calendar year 1992 up
              to a maximum of six percent.   Discretionary Contributions
              were invested in the same manner as participant's Contract Contributions.

              As a result of the purchase of Louisiana Intrastate Gas Corporation (LIG) by Equitable Resources, Inc., employees of LIG became participants in the Plan in July 1993. As part of the purchase of LIG, the Company agreed to continue, through December 1993, discretionary contributions matching contributions made by LIG employees up to a maximum of six percent of gross earnings. For the period July 1, 1993 to October 31, 1993, such discretionary contributions were $112,225.

              Rollover Contributions

              Participants are allowed to make rollover contributions (contributions transferred to the Plan from other qualified retirement plans), subject to certain requirements.


          1.  Description of Plan (Continued)

              Vesting

              Participants are 100% vested in the value of Contract Contributions made, and any rollover contributions.

              If employment is terminated for any reason other than retirement, death, or total and permanent disability, a participant is entitled to receive the vested value of any Discretionary Contributions, as determined in accordance with the following schedule:

                    Years of Continuous Service       Vested Interest

                       Less than five years                     0%
                       Five years or more                     100%

              Amounts forfeited by participants upon termination will be used to reduce the amount of future Discretionary
              Contributions to the Plan.

              Upon retirement, death, total and permanent disability or termination of the Plan, a participant is entitled to receive the full value of any Discretionary Contributions, regardless of years of continuous service.

              Withdrawals by Participants

              Payments to participants are made in one of two ways: a single cash payment or distribution of stock (mandatory for participants who are terminated for a reason other than retirement, death or disability) or equal periodic payments over the lesser of:

              a) the life expectancy of the participant and beneficiary or

              b) twenty (20) years.

              Loans to Participants

              A participant may borrow money from the Plan in amounts up to 50 percent of the value of the participant's account, plus the vested portion of Discretionary Contributions, subject to certain limitations. All loans are at a rate consistent with rates charged by commercial lenders for similar loans. One half of the participant's nonforfeitable interest in the Plan at the time of the loan is pledged as collateral. As of October 31, 1993 and 1992, collateral for participant loans amounted to $2,372,188 and $1,767,495, respectively.

          1.  Description of the Plan (Continued)

              Investment of Contributions

              Contributions are initially deposited with Pittsburgh National Bank (Trustee), and are invested in a short-term fund until allocated. The Plan authorizes the participants to direct the Trustee to invest their accounts in various combinations of the investment funds described below:

              a) The Fixed Income Fund - comprised of a single type of
                 fixed income investment where the principal and interest are fixed. The Company entered into an ongoing contract with Equitable Life Assurance Society (Equitable Life) to provide this and other investment vehicles and manage the respective funds.

              b) The Balanced Fund - invests in various types of
                 securities: primarily common stocks, securities convertible into common stocks, publicly traded bonds, and short-term money market investments. The Company's contract with Equitable Life provides this investment vehicle and fund management.

              c) The Employer Stock Fund - invests in the Common Stock of the Company.  This fund is managed by the Plan trustee.

              d) The Aggressive Stock Fund - invests primarily in common stocks of medium and smaller sized companies and also in securities not generally defined as growth stocks, but with unusual value or potential. The Company's contract with Equitable Life provides this investment vehicle and fund management.

              e) The Common Stock Fund - invests primarily in common stocks and other equity-type securities. The Company's contract with Equitable Life provides this investment vehicle and fund management.

              f) The Bond Fund - invests primarily in publicly-traded fixed income securities, such as bonds, debentures and notes. The Company's contract with Equitable Life provides this investment vehicle and fund management.

              g) The Life Insurance Fund - comprised solely of life
                 insurance contracts issued on the lives of participants. This option is subject to a limitation that no more than 25% of the contributions allocated to a participant may be allocated to the purchase of insurance. The Company's contract with Equitable Life provides this investment vehicle and fund management.


          2.  Summary of Significant Accounting Policies

              Investments

              Short-term investments are valued at cost, which approximates market. The fixed income fund contract is valued at face value, which approximates market. Other investments are valued at market.


          3.  Investments

              Investments at October 31, 1993 and 1992 are comprised of:




                                                 1993                                 1992


                                          Fair                                 Fair
                                          Market      Original                 Market       Original
                                 Shares   Value       Cost             Shares  Value        Cost


          Equitable Resources,
            Inc., Common Stock   124,987  $ 4,923,135 $ 2,667,541      119,681 $ 3,849,823  $ 2,332,777
          Fixed Income Fund*           -    3,840,103   3,840,103            -   2,818,617    2,818,617
          Balanced Fund*               -    4,839,462   4,839,462            -   4,143,836    4,143,836
          Aggressive Stock Fund*       -    1,741,574   1,741,574            -   1,158,765    1,158,765
          Common Stock Fund*           -    1,938,484   1,938,484            -   1,163,764    1,163,764
          Bond Fund*                   -    1,913,017   1,913,017            -   1,381,015    1,381,015
          Short-Term investment        -      334,999     334,999            -     208,061      208,061

               Total                      $19,530,774 $17,275,180              $14,723,881  $13,206,835

          <F/N>

               The interest rate for the Fixed Income Fund was 6.75% for the 1993 fiscal year and 8.00%
               for the 1992 fiscal year.

               *Securities investments are provided by contract through a pooled investment account; fair market value is used as original cost.

          </F/N>



          4.  Gain Realized on Sale/Distribution of Stock

              During the year ended October 31, 1993, 8,680 shares of Equitable Resources, Inc. Common Stock with a market value of $304,717 were sold at an average price of $35.11 per share. The cost of the shares sold was $175,959 ($20.27 per share) calculated using the "average cost" method. In addition, 109 shares of Equitable Resources, Inc. Common Stock with a market value of $3,815 were distributed during the year ended October 31, 1993. The cost of the shares distributed was $2,228.

              During the year ended October 31, 1992, 18,801 shares of Equitable Resources, Inc. Common Stock with a market value of $470,079 were sold at an average price of $25.00 per share. The cost of the shares sold was $321,882 ($17.12 per share) calculated using the "average cost" method. In addition, 4,237 shares of Equitable Resources, Inc. Common Stock with a market value of $128,416 were distributed during the year ended October 31, 1992. The cost of the shares distributed was $80,497.

          5.  Plan Termination

              Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, the interests of all affected participants will become fully vested.

          6.  Income Tax Status of Plan

              The Internal Revenue Service has determined that the Plan is qualified under Section 401(a) of the Internal Revenue Code and exempt under Section 501(a) of the Code. Future amendments will be made to the Plan as necessary so that the Plan remains qualified and tax exempt under the Code.

          7.  Federal Income Tax Status - Employee

              Contributions by the employer to the Plan (including those resulting from salary reduction) and all dividends and interest earned on such contributions are not taxable to the participant for federal income tax purposes until distributed.

              The tax consequences, to participants, of a distribution from the Plan are dependent upon the circumstances existing at the time of distribution. Delinquent and unpaid loans are considered distributions from the Plan. In general, a participant is subject to federal income tax on a distribution in the year received. Special rules applicable to lump sum distributions may result in deferral of taxation in whole or in part.



                              SUPPLEMENTARY INFORMATION


                                           EQUITABLE RESOURCES, INC.
                                                                                          Schedule 1
                                             EMPLOYEE SAVINGS PLAN

                                          ASSETS HELD FOR INVESTMENT
                                               October 31, 1993



                                                                                           Current
          Identity of Issue              Description of Investment       Cost              Value

          Equitable Resources, Inc.1     124,987 shares common stock     $2,667,541        $4,923,135

          The Equitable Life Assurance
             Society Fixed Income
             Contract                    6.75% per annum(2)              $3,840,103(3)     $3,840,103(3)

          The Equitable Life Assurance
             Society Retirement Investment
             Accounts, Pooled Separate
             Account No. 10,
             "Balanced Account"          56,701 units                    $4,839,462(3)     $4,839,462(3)

          The Equitable Life Assurance
             Society Retirement Investment
             Accounts, Pooled Separate
             Account No. 3, "Aggressive
             Stock Account"              12,845 units                    $1,741,574(3)     $1,741,574(3)

          The Equitable Life Assurance
             Society Retirement Investment
             Accounts, Pooled Separate
             Account No. 4, "Common Stock
             Account"                    5,552 units                     $1,938,484(3)     $1,938,484(3)
          The Equitable Life Assurance
             Society Retirement Investment


             Accounts, Pooled Separate
             Account No 13,
             "Bond Account"              44,213 units                    $1,913,017(3)     $1,913,017(3)



          ____________________

          1Party in interest to the Plan.

          2Rate in effect for Plan year ended October 31, 1993.

          3Fair market value is used as original cost.








                                           EQUITABLE RESOURCES, INC.                      Schedule 2
                                             EMPLOYEE SAVINGS PLAN

                            TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5%
                                      OF THE CURRENT VALUE OF PLAN ASSETS
                                          Year Ended October 31, 1993






          Party         Description     Number     Total        Number  Total       Original   Net Gain
          Involved      of Investment   of         Purchases    Of      Sales       Cost       or (Loss)
                                        Purchases               Sales   Proceeds


          Series
          Transactions:

               *        Short-term
                        investments       250      $6,099,629   139     $5,962,970  $5,962,970 None

               *        Fixed income
                        mutual funds       15      $1,136,435     3       $115,451    $115,451 None








          <F/N>

          *    The above transactions were carried out by the Trustee, Pittsburgh National Bank.



          </F/N>
